UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023 (July 17, 2023)

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Franklin Street, 26th Floor	02110
Boston, MA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

On July 17, 2023, AstraZeneca AB (“AstraZeneca”) provided Pieris Pharmaceuticals, Inc. (the “Company”) with a written notice of termination of the License and Collaboration Agreement, dated as of May 2, 2017, and subsequently amended, by and among AstraZeneca, the Company, Pieris Pharmaceuticals GmbH and Pieris Australia Pty Limited, and the Non-Exclusive Anticalin Platform Technology License Agreement, dated as of May 2, 2017, and subsequently amended, by and among AstraZeneca, the Company, and Pieris Pharmaceuticals GmbH (collectively, the “Agreements”). The termination will be effective October 15, 2023 (the “Termination Date”), or 90 days from the date on which AstraZeneca notified the Company of its intent to terminate the Agreements.

Pursuant to the Agreements, AstraZeneca and the Company agreed to collaborate on the research, development and commercialization of Anticalin-based therapeutics as part of the Company’s respiratory franchise, including the phase 2a study of elarekibep. The termination will include both elarekibep and the remaining active discovery stage program. AstraZeneca’s decision to terminate the Agreements was based on non-clinical safety findings in a 13-week toxicology study of elarekibep in non-human primates previously disclosed by the Company. Following the Termination Date, the Company will be free to choose to further develop its assets that were the subject of the Agreements; the Company will evaluate the programs and its rights under the Agreements and determine its strategic options after its review.

The foregoing is only a summary of the material terms of the Agreements, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which were filed as Exhibits 10.1 and 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37471) with the Securities and Exchange Commission (the “SEC”) on April 26, 2018; Amendment No. 2, dated as of March 29, 2021, to the License and Collaboration Agreement, which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q with the SEC on May 17, 2021; Amendments No. 3 and 4, dated as of June 9, 2022 and June 30, 2022, respectively, to the License and Collaboration Agreement, which were, Exhibit 10.2 and 10.3 to the Company’s Quarterly Report on Form 10-Q with the SEC on August 4, 2022; Amendment No. 5, dated as of August 1, 2022, to the License and Collaboration Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q with the SEC on November 4, 2022; and Amendment No. 1, dated as of March 29, 2021, to the Non-Exclusive Anticalin Platform Technology License Agreement, which was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q with the SEC on May 17, 2021.

Item 2.02 Results of Operations and Financial Condition

On July 18, 2023, the Company announced that as of June 30, 2023, the Company's cash, cash equivalents, and investments totaled approximately $54.9 million.

The cash, cash equivalents and investments information above is based on preliminary, unaudited information and management estimates for the quarter ended June 30, 2023, is not a comprehensive statement of the Company’s financial results as of and for the quarter ended June 30, 2023 and is subject to completion of the Company’s financial closing procedures and may change. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition,” including the estimate of the Company’s cash, cash equivalents, and investments as of June 30, 2023 set forth in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 18, 2023, the Company announced its intention to explore strategic alternatives, as described further under Item 8.01 of this Current Report on Form 8-K. In connection therewith, on July 17, 2023, the Board of Directors of the Company approved a reduction in force of the Company's workforce by approximately 70% to be substantially completed in the fourth quarter of 2023 (the "Workplace Reduction").  As a result of the Workplace Reduction, the Company expects to incur estimated severance and other employee termination-related costs of approximately $3.4 million in the third quarter 2023.

The Company has not yet completed its analysis of additional charges associated with implementation of the Workforce Reduction, and therefore is not able to make a good faith determination of an estimate of the amount, or range of amounts, of any additional charges such as costs for retention payments. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates of such charges, if any. In addition, as the Workplace Reduction is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated reduction-related cost as appropriate, consistent with generally accepted accounting principles. The estimated charges that the Company expects to incur in connection with the Workplace Reduction are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Workplace Reduction.

Item 8.01 Other Events.

On July 18, 2023, the Company issued a press release announcing the decision to explore strategic alternatives for the Company with the goal of maximizing shareholder value and its engagement of Stifel, Nicolaus & Company, Incorporated to serve as strategic advisor in its review of strategic alternatives. The information in the press release attached as Exhibit 99.1 to this report, except for the estimate of the Company’s cash, cash equivalents, and investments as of June 30, 2023 as set forth in the press release, is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements related to the Company’s Workforce Reduction, including the anticipated amount of costs associated with the Workforce Reduction and the expected time periods during which such costs will be incurred and the Workforce Reduction will be completed; the Company’s intention to explore strategic alternatives; and the Company’s ability to consummate one or more strategic transactions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on the Company’s current expectations, estimates and projections only as of the date of this Current Report on Form 8-K and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company may incur other costs or costs greater than previously anticipated in connection with the Workforce Reduction; that the Workforce Reduction may not occur in the expected timeframe; and that Company may not be successful in exploring strategic alternatives or consummating any strategic transaction on attractive terms if at all. In addition, the Company’s business is subject to numerous additional risks and uncertainties, which are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the Securities and Exchange Commission (the “SEC”), and in its current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company and the Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: July 18, 2023	/s/ Tom Bures
Tom Bures
Chief Financial Officer